As filed with the Securities and Exchange Commission on October 25, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NightHawk Radiology Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8090	87-0722777
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

250 Northwest Boulevard, Suite 202

Coeur d’Alene, Idaho 83814

(208) 676-8321

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul E. Berger, M.D.

President and Chief Executive Officer

NightHawk Radiology Holdings, Inc.

250 Northwest Boulevard, Suite 202

Coeur d’Alene, Idaho 83814

(208) 676-8321

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick J. Schultheis, Esq. Mark J. Handfelt, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, Washington 98104 (206) 883-2500	Paul E. Cartee, Esq. Vice President and General Counsel NightHawk Radiology Holdings, Inc. 250 Northwest Boulevard, Suite 202 Coeur d’Alene, Idaho 83814 (208) 676-8321	Bruce K. Dallas, Esq. Davis Polk & Wardwell 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-137853

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee
Common Stock $0.001 par value per share	575,000	$18.50	$10,637,500	$1,138.22

(1)	Includes shares subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock from selling stockholders.
(2)	The 575,000 shares being registered under this Registration Statement are in addition to the 5,750,000 shares registered pursuant to the Registration Statement on Form S-1 (File 333-137853)
(3)	Based on the public offering price.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933 as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of NightHawk Radiology Holdings, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature pages, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent and accountants’ consents. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-137853), initially filed by the Registrant on October 6, 2006 and declared effective by the Securities and Exchange Commission on October 25, 2006. The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by certain selling stockholders by 500,000 shares and increasing by 75,000 the shares subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock from certain selling stockholders. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended (File No. 333-137853), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (Registration No. 333-137853) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith:

Exhibit Number	Description of Exhibit

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Registrant.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-1 of the Registrant, File No. 333-137853).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho, on this 25th day of October, 2006.

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ PAUL E. CARTEE
Paul E. Cartee
Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Paul E. Berger, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	October 25, 2006

* Christopher R. Huber	Chief Financial Officer, Vice President of Operations and Director (Principal Accounting and Financial Officer)	October 25, 2006

* Jon D. Berger	Vice President, Sales, Marketing and Business Development and Director	October 25, 2006

* David J. Brophy, Ph.D.	Director	October 25, 2006

* Peter Y. Chung	Director	October 25, 2006

* Timothy M. Mayleben	Director	October 25, 2006

* Ernest G. Ludy	Director	October 25, 2006

* By:	/s/ PAUL E. CARTEE
Paul E. Cartee Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Registrant.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-1 of the Registrant, File No. 333-137853).